EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE: May 11, 2012

Oilsands Quest Receives Court Approval of CCAA Extension

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE Amex: BQI) (“Oilsands Quest,” or “the Company”) has requested and obtained an extension of the order from the Alberta Court of Queen’s Bench (the “Court”) providing creditor protection under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”), which was to expire May 18, 2012. Creditor protection under the CCAA will now expire on June 29, 2012, unless further extended as required and approved by the Court.

As previously announced, Oilsands Quest is conducting a process to solicit offers to acquire, restructure or recapitalize the Company (the “Solicitation Process”), with the assistance TD Securities Inc. While various proposals were received from potential investors, none of these proposals are currently in a form that the Company believes would result in a sale or investment that would be in the best interests of Oilsands Quest or its stakeholders. Negotiations are continuing to determine whether certain of the proposals could be amended to form the basis of an acceptable transaction to be brought before stakeholders and the Court for approval.

There can be no assurance that the Solicitation Process will result in a financing or a sale of the Company or in any other transaction.

Trading in the common shares of Oilsands Quest remains suspended while the NYSE Amex determines whether to resume trading or to delist the Company for failure to meet listing requirements.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

Forward-looking statements:

This news release includes certain statements that may be deemed to be “forward-looking statements”. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the ability to raise additional capital,

CUSIP# 678046 10 3 NYSE Amex: BQI

risks associated with the Company’s ability to implement its business plan, its ability to successfully complete the previously announced solicitation process while under creditor protection, its ability to submit a timely plan to its stakeholders and the court under the CCAA and to resolve its operational, legal and financial difficulties, the possible delisting of its securities from NYSE Amex, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks and those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission on March 8, 2012. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.